Exhibit 23.1
                                                                    ------------



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Pre-effective Amendment No. 1 to the Registration Statement No. 333-118457 of Ramp Corporation on Form S-3 of our report dated February 14, 2003, on the December 31, 2002 and 2001 consolidated financial statements of Medix Resources, Inc. appearing in the Annual Report on Form 10-K of Ramp Corporation (formerly Medix Resources, Inc.) for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus.


                                         /s/ Ehrhardt Keefe Steiner & Hottman PC
                                             Ehrhardt Keefe Steiner & Hottman PC



September 23, 2004
Denver, Colorado